EXHIBIT 4.3

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated for reference as of ____________, 2007 by and among Celsius Holdings, Inc., a Nevada corporation (the "Corporation") and Investa Capital Partners, Inc. ("Investa"), those subscribers of the Private Placement whose names and signatures appear on the signature pages hereto (the "Subscribers"), John T. Nugent ("Nugent"), Anthony J. Baudanza ("Baudanza"), and Gregory T. Horn ("Horn") (the parties other than the Corporation may be referred to as "holders" or individually as a "holder").

WHEREAS:

A. The Corporation entered into a Merger Agreement and Plan of Reorganization dated as of January ____, 2007, among the Corporation, Elite FX, Inc. ("Elite"), and other parties named therein (the "Merger Agreement").

B. To induce the Subscribers to participate in the Private Placement and Investa to receive the Investa Warrants in connection with the Merger Agreement, the Corporation has agreed to provide Investa and the Subscribers certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations there under, and all applicable state securities laws.

C. Prior to the execution of the Merger Agreement, Elite entered into an Investor Rights Agreement with Nugent and Baudanza pursuant to which Elite granted Nugent and Baudanza certain registration rights. To induce Nugent and Baudanza to terminate its Investor Rights Agreement with Elite, the Corporation has agreed to provide Nugent and Baudanza certain registration rights pursuant to this Agreement.

D. Prior to the execution of the Merger Agreement, Elite entered into a consulting agreement with Horn's company Specialty Nutrition Group, Inc. ("SNG"). To induce SNG to terminate its agreement with Elite, the Corporation has agreed to provide Horn certain registration rights pursuant to this Agreement.

Now therefore in consideration of the premises and the mutual agreements and covenants herein contained, the parties hereto hereby covenant and agree as follows:

 1. DEFINITIONS.

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

  "Affiliate" means any entity controlling, controlled by or under common control with a designated Person. For the purposes of this definition, "control" shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the SEC under the Securities Act of 1933.
  "Common Stock" means the common stock, par value $0.001 per share, of the Corporation.

  "Equity Security" shall mean any stock or similar security, including without limitation securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.
  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
  "Investa" means Investa Capital Partners, Inc.
  "Merger Agreement" means the Merger Agreement and Plan of Reorganization dated as of January ____, 2007, among the Corporation, Elite FX, Inc., and other parties named therein.
  "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
  "Registrable Securities" shall mean the shares of Common Stock held by Nugent, Baudanza and Horn upon consummation of the transaction contemplated by the Merger Agreement, the shares of Common Stock issued to the Subscribers of the Private Placement and any underlying Common Stock issued with respect to the Investa Warrants on exercise (except as provided below), or by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, until the earliest to occur of (a) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with a registration statement and (b) the date on which such security may be sold pursuant to Rule 144 (without any volume limitations thereunder) or may be sold without compliance with such rule. Notwithstanding any contrary provision, Common Stock issued with respect to the Investa Warrants shall not be deemed Registrable Securities for purposes of Section 2.1 below until the Corporation has raised at least Two Million, Five Hundred Thousand (US$ 2,500,000) United States Dollars in a PIPE financing.
  "Rule 144" means Rule 144 promulgated by the SEC under the Exchange Act, as such rule may be amended from time to time, or any successor rule thereto.
  "SEC" means the Securities and Exchange Commission of the United States of America or any successor to the rights and duties thereof.

1.2 Incorporated Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

2. REGISTRATION.

2.1 Initial Registration Statement. Promptly following the closing of the Merger Agreement and Plan of Reorganization dated as of January ____, 2007, among the Corporation, Elite FX, Inc., and other parties named therein (the "Closing Date") (but no later than one hundred and eight (180) days after the Closing Date), the Corporation shall use its reasonable best efforts to cause to be filed and declared effective as soon as reasonably practicable (but in no event later than 30 days after the SEC issues a no review letter) a registration statement under the Securities Act of 1933 and the rules promulgated thereunder (the "1933 Act"), covering the resale of the Registrable Securities held by the Subscribers, Nugent, Baudanza, Horn and Investa, if any, plus the number of shares of Common Stock necessary to permit the exercise in full of the Penalty Warrants outstanding or issuable on the date of filing. At the time the Registration Statement is declared effective, the Registration Statement shall include all shares of Common Stock exercisable under all Penalty Warrants outstanding or issuable at such time, if any. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. No securities held by a third party shall be included in such Registration Statement without the consent of the Subscribers. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) hereof to the Subscribers and their counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC within one hundred and eighty (180) days of the Closing Date (the "Registration Date"), except as excused pursuant to Section 2(d) below, for each 30-day period (or pro rata for any portion thereof) following the Registration Date during which no Registration Statement is filed with respect to the Registrable Securities, the Corporation will issue Penalty Warrants as set forth in Section 8 below in respect of any Registrable Shares still held by any Subscriber, Nugent, Baudanza, Horn or Investa, if any; provided, however, that no Penalty Warrants shall be issuable to any Subscriber, Nugent, Baudanza, Horn or to Investa in the event such party does not hold or no longer holds Registrable Securities at the time any Penalty Warrants are to be issued.

2.2 Piggyback Registration.

  Except as set forth in Section 2.2(b), as, if and when the Corporation proposes to register any Common Stock under the Securities Act for sale to the public, on a form that would also permit the registration of the Registrable Securities (other than registrations on Form S-8, or any successor form, or Form S-4, or any successor form) (an "Eligible Registration"), each such time it will give written notice to the Subscribers, Nugent, Baudanza, Horn and Investa, if applicable, of its intention so to do. Upon the written request of a Subscriber, Nugent, Baudanza, Horn or Investa, if Investa's shares are deemed Registrable Securities pursuant to Section 1.1(h) above, received by the Corporation within 20 days after the giving of any such notice by the Corporation, to register such number of shares of Registrable Securities specified in such written request, the Corporation will cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Corporation with respect to such Eligible Registration, all to the extent requisite to permit the sale or other disposition by such Subscribers, Nugent, Baudanza, Horn and Investa, if applicable, (in accordance with its written request) of such Registrable Securities so registered.
  Notwithstanding the foregoing, an Eligible Registration may occur only during the one year period following the closing of the Merger Agreement. No Eligible Registration shall occur except at the times allowed pursuant to this Section 2.2(b).

2.3 Registration Statement Form. Registrations pursuant to Section 2.1 and 2.2 shall be on such appropriate registration form of the SEC as shall be selected by the Corporation.

2.4 Expenses. Except as otherwise provided in this Section 2.4, all expenses incurred in connection with each registration pursuant to Section 2.1 and 2.2 hereof (excluding in each case underwriting discounts and commissions applicable to Registrable Securities), including, without limitation, in each case, all registration, filing and other fees of the securities exchange; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses, messenger, delivery and shipping expenses; fees and disbursements of the accountants and counsel for the Corporation including the expenses of any special audits or "cold comfort" letters or opinions required by or incident to such registrations; and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, if any, shall be borne by the Corporation. In all cases, the holder(s) of Registrable Securities shall pay the underwriting discounts and commissions applicable to the securities sold by such holder(s).

2.5 Effective Registration Statement. The Corporation shall use its reasonable best efforts to have each Registration Statement declared effective as soon as practicable. If (A) a Registration Statement covering Registrable Securities is not declared effective by the SEC within two-hundred and seventy (270) days after the closing date or thirty (30) days after receiving a no review status from the Securities and Exchange Commission, (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement during the Registration Period

(as defined in Section 3(a)) due to the Corporation's failure to use reasonable efforts to ensure that sales can be made pursuant to the Registration Statement, or (C) the Common Stock generally or the Registrable Securities specifically are not listed or included for quotation on the Nasdaq National Market System, the Nasdaq Small Cap Market, the American Stock Exchange or the OTC Bulletin Board during the Registration Period due to the Corporation's failure to use reasonable efforts to maintain such listing, then the Corporation will issue Penalty Warrants as set forth in Section 8 below in respect of any Registrable Shares still held by a Subscriber, Nugent, Baudanza, Horn or Investa, if any, for any 30-day period or pro rata for any portion thereof following the date by which such a Registration Statement should have been effective as described in (A) or (B) or (C) above (the "Blackout Period"). The issuance of such Penalty Warrants shall be the exclusive remedy of the Subscribers, Nugent, Baudanza, Horn and Investa for such events. The Blackout Period shall terminate upon (x) the Corporation's use of reasonable efforts to ensure the effectiveness of the applicable Registration Statement in the case of (A) and (B) above; (y) the Corporation's use of reasonable efforts to ensure listing or inclusion of the Common Stock on the Nasdaq National Market System, the Nasdaq Small Cap Market, the American Stock Exchange or the OTC Bulletin Board in the case of (C) above; or (z) the termination of the Registration Period (as defined in Section 3(b) below). The obligation of the Corporation to issue Penalty Warrants hereunder shall cease when the Subscribers, Nugent, Baudanza, Horn and Investa no longer hold Registrable Securities.

2.6 Selection of Underwriters. If a registration pursuant to Section 2.1 or 2.2 hereof involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Corporation in its sole discretion.

3. REGISTRATION PROCEDURES.

3.1 Procedures. The Corporation will, subject to the limitations provided herein, as expeditiously as possible:

  use its best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities, covered by such Registration Statement, as amended from time to time, have been sold, or (ii) the date on which all Registrable Securities may be sold pursuant to Rule 144(k) (the "Registration Period");
  prepare and file with the SEC the requisite registration statement to effect such registration, and thereafter, use reasonable efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference, the Corporation will furnish to counsel to the holders of Registrable Securities and the managing underwriter or underwriters, if any, draft copies of all such documents proposed to be filed (other than exhibits, unless so requested) a reasonable time prior thereto, which documents will be subject to the reasonable review of such counsel and such holders and underwriters, and will notify each holder of any stop order issued by the SEC in connection therewith and take all reasonable actions required to remove such stop order;
  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided however that the Corporation may, at any time, delay the filing or suspend the effectiveness of any registration under this Agreement, or without suspending such effectiveness, instruct the holders of Registrable Securities not to sell any Registrable Securities included in any such registration, (i) if the Corporation shall have determined upon the advice of counsel that the Corporation would be required to disclose any actions taken or proposed to be taken by the Corporation in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure would have a material adverse effect on the Corporation or on such actions, or

(ii) if required by law, to update the prospectus relating to any such registration to include updated financial statements (a "Suspension Period") by providing the holders of Registrable Securities with written notice of such Suspension Period and the reasons therefore; provided, however, that the Corporation will not be required to disclose such reasons with particularity if an authorized executive officer of the Corporation certifies that the Corporation believes it is required by law to delay the filing or suspend the effectiveness of any such registration. In addition, the Corporation shall not be required to keep any registration effective, or may without suspending such effectiveness, instruct the holder if it has Registrable Securities included in such registration not to sell such securities, during any period which the Corporation is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales ("Supplemental Extension Period"). In the event of a Suspension Period or Supplemental Extension Period, the period during which any registration under this Agreement is to remain effective pursuant to this Section 3.1(a) shall be tolled until the end of any such Suspension Period or Supplemental Extension Period. The Corporation will use reasonable efforts to limit any Suspension Period or Supplemental Extension Period to less than 30 days;

  furnish to the holders of Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as the holders may reasonably request;
  use its reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States of America as each seller thereof shall reasonably request and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Corporation shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 3.1(d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction.
  use its reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the holders to consummate the disposition of such Registrable Securities;
  notify in writing the holders, if Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the holders prepare and furnish to the holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.
  otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

provide and cause to be maintained a transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

  provide and cause to be maintained a transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and
  use its reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Corporation's Common Stock is then listed.

3.2 Information Requirements. It shall be a condition precedent to the obligations of the Corporation to take any action with respect to registering the holders' Registrable Securities pursuant to this Section 3 that the holders furnish the Corporation in writing such information regarding the holders, the Registrable Securities and other securities of the Corporation held by the holders, and the distribution of such securities as the Corporation may from time to time reasonably request in writing. If a holder refuses to provide the Corporation with any of such information on the grounds that it is not necessary to include such information in the registration statement, the Corporation may exclude the holder's Registrable Securities from the registration statement unless such holder provides the Corporation with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Corporation and its counsel, to the effect that such information need not be included in the registration statement.

The holders agree by acquisition of such Registrable Securities that upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 3.1(j), the holders will forthwith discontinue the holders' disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(j) and, if so directed by the Corporation, will deliver to the Corporation copies, other than permanent file copies then in the holders' possession, of the current prospectus relating to such Registrable Securities at the time of receipt of such notice.

4. UNDERWRITTEN OFFERINGS.

If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration under Section 2 hereof, the Corporation and holder will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Corporation and the underwriters and to contain such representations and warranties by the Corporation and the holder and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 6 hereof.

5. PREPARATION; REASONABLE INVESTIGATION.

In connection with the preparation and filing of each registration statement under the Securities Act in connection with an Eligible Registration, the Corporation will give the holders and their respective agents and advisors and the underwriters, if any, the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Corporation with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the option of the holders' counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Subject to the rights and obligations of the Corporation under the Securities Act and other applicable laws, the holders shall have the right to review and approve those portions of such registration statement that directly pertain to the holders.

6. INDEMNIFICATION

6.1 Indemnification by the Corporation. In the event any Registrable Securities are included in a registration statement under this Agreement, to the extent permitted by law, the Corporation will, and hereby does, indemnify and hold harmless each holder, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls each holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which each holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Corporation will reimburse the holders and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Corporation by the holders, and provided further that the Corporation shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and such delivery would have mitigated liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the holders or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

6.2 Indemnification by the holders. In the event any Registrable Securities are included in a registration statement under this Agreement, to the extent permitted by law, each holder whose Registrable Securities are registered pursuant to such registration statement will, and hereby does indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1) each underwriter, each Person who controls such underwriter within the meaning of the Securities Act, the Corporation, each director of the Corporation, each officer of the Corporation and each other Person, if any, who controls the Corporation within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with information furnished to the Corporation by the holders expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that the holders shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any underwriter, the Corporation or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

6.3 Notices of Claims, Participation in Defense. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 6.1 and 6.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnifying party.

6.4 Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Corporation and the holders with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

6.5 Indemnification Payments. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

6.6 Contribution. If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.3 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.6 no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 6.1 through Section 6.5 hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.6.

7. REPORTING REQUIREMENTS UNDER EXCHANGE ACT.

If and when the Corporation registers the Common Stock under the Exchange Act, thereafter the Corporation shall use its reasonable efforts to keep effective the registration of its Common Stock under Section 12 of the Exchange Act and shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 of the Exchange Act. The Corporation shall timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file.

If the Corporation is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Corporation shall forthwith upon request furnish the holders (i) a written statement by the Corporation that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Corporation, and (iii) such other reports and documents filed by the Corporation with the SEC as the holders may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act. The Corporation acknowledges and agrees that the purpose of the requirements contained in this Section 7 are to enable the holders to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should the holders ever wish to dispose of any of the Securities of the Corporation acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision). In addition, the Corporation shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect).

8. FAILURE TO EFFECT REGISTRATION.

If the Corporation shall fail file the Registration Statement with respect to the Registrable Securities within the time period described in Section 2.1 or use reasonable efforts to obtain or maintain the effectiveness thereof or maintain the listing of the Common Stock (as described in Section 2.2) within the time periods described in Section 2.4, then, with respect to each 30-day period (or pro rata for any portion thereof) after such date for which such Registration Statement contemplated thereby shall not have been filed or made effective, the Corporation will issue to each Subscriber, Nugent, Baudanza, Horn and, to the extent Investa holds Registrable Securities, to Investa warrants to purchase Common Stock equal to one half of one percent (.5%) of the number of Registrable Shares owned by such Subscriber, Nugent, Baudanza, Horn and Investa, if any (the "Penalty Warrants"), such warrants having the terms and conditions substantially as set forth in the Form of Warrant attached hereto as Schedule A. The Corporation shall issue and deliver any Penalty Warrants within 10 days after the end of each such 30-day period (or portion thereof).

9. STOCKHOLDER INFORMATION.

The Corporation may require the holders to furnish the Corporation such information in writing with respect to the holders and the distribution of its Registrable Securities as the Corporation may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection therewith.

10. FORMS.

All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

11. TRANSFER OF REGISTRATION RIGHTS.

The registration rights granted to the holders under this Agreement may not be transferred without the prior written consent of the Corporation, which may be withheld or granted in the Corporation's sole discretion.

12. AMENDMENT.

This Agreement may be amended only by a written agreement signed by the Corporation and the holders.

13. NOTICES.

All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

  If to a holder at its respective address as shown on the books of the Corporation, or at such other address as such holder may specify by written notice to the Corporation, or
  If to the Corporation: Celsius Holdings, Inc., 140 NE 4th Avenue, Suite C, Delray Beach, FL 33483, Attention: Steve Haley, President; or at such other address as the Corporation may specify by written notice to the holder, and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.

14. COUNTERPARTS.

This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. CHOICE OF LAW.

THIS AGREEMENT AND THE VALIDITY AND ENFORCEABILITY HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT GIVING EFFECT TO CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the palm beach county florida (the "floridaCourts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the florida Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any term the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such florida Courts are improper or inconvenient venue for such proceeding.

16. SEVERABILITY.

Should any one or more of the provisions of this Agreement or any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

17. WHOLE AGREEMENT.

This Agreement constitutes the complete agreement and understanding by and among the parties hereto and shall supersede any prior understanding, agreement or representation by or among the parties, whether written or oral, related to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives effective the day and year first above written.

CELSIUS HOLDINGS, INC.

 /s/ Kristian Kostovski

By:
        Kristian Kostovski, President

INVESTA CAPITAL PARTNERS, INC.

/s/

By:
        __________________, President

/s/ Jogn T. Nugent

_________________________
John T. Nugent

/s/ Anthony J. Baudanza

_________________________
Anthony J. Baudanza

/s/ Gregory T. Horn

_________________________
Gregory T. Horn

SUBSCRIBERS:

__________________________________	__________________________________
By: _______________________________	By: _______________________________
Print Name & Title	Print Name & Title

__________________________________	__________________________________
By: _______________________________	By: _______________________________
Print Name & Title	Print Name & Title

SCHEDULE A

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OFFERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BECOME VOID AFTER 5:00 P.M. EASTERN TIME ON ___________, 2009 ("EXPIRATION DATE").

CELSIUS HOLDINGS, INC.
WARRANT TO PURCHASE ______ SHARES OF
COMMON STOCK, $0.001 PAR VALUE PER SHARE ("COMMON STOCK")

Series One
Warrant Certificate No. W 2007-10-0000

Number of Shares:  _________________                                                                                                                       Holder:    ____________________

Expiration Date: ____________, 2009                                                                                                                             Address:   ___________________

___________________
___________________

Exercise Price Per Share: US $ 0.140535

For identification only. The governing terms of this Warrant are set forth below.

For VALUE RECEIVED, _____________________ ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Celsius Holdings, Inc., a Nevada corporation ("Corporation"), at any time not later than 5:00 P.M., Eastern time, on ___________, 2009 (the "Expiration Date"), at an exercise price per share equal to $0.140535 (the exercise price in effect being herein called the "Warrant Price"), _________ shares ("Warrant Shares") of Common Stock. The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

Section 1. Registration. The Corporation shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Corporation shall issue and register the Warrant in the name of the Warrantholder.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from such registration. Subject to such restrictions, the Corporation shall transfer this Warrant from time to time upon the books to be maintained by the Corporation for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Corporation to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Corporation.

Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds (or by cashless exercise as provided below) for the Warrant Price for that number of Warrant Shares then being purchased, to the Corporation during normal business hours on any business day at the Corporation's principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Corporation shall have been provided to the Corporation), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding thirty (30) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Corporation shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. Notwithstanding any contrary provision, in no event shall any Warrantholder be entitled to a cashless or net-cash exercise of any portion of the Warrant.

Each exercise hereof shall constitute the representation and warranty of the Warrantholder to the Corporation that the representations and warranties contained in Article 5 of the Purchase Agreement (as defined below) are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

Section 4. Compliance with the Securities Act of 1933. The Corporation may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Corporation is of the opinion as to any such security that such legend is unnecessary.

Section 5. Payment of Taxes.

  The Corporation will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant, and in such case, the Corporation shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Corporation the amount of such tax or has established to the Corporation's reasonable satisfaction that such tax has been paid.
  The Warrantholder or other holder shall be responsible for any income, capital gains or other similar taxes due under any federal, state, local, foreign or other law, if any such tax is due. The Corporation shall be entitled to deduct and withhold a sufficient number of Warrant Shares and/or amount of other consideration payable or otherwise deliverable pursuant to this Warrant to the Warrantholder or other holder as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended, or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such Warrant Shares or amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Warrant as having been delivered or paid to the Warrant Holder or other holder to whom such Warrant Shares or amounts would otherwise have been delivered or paid.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Corporation shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Corporation of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Corporation.

Section 7. Reservation of Common Stock. The Corporation hereby represents and warrants that there have been reserved, and the Corporation shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by the Warrant. The Corporation agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Corporation.

Section 8. Adjustments. The Corporation's authorized capital stock as of the date hereof consists of 400,000,000 shares of authorized capital stock of Parent which has been divided into 350,000,000 authorized shares of Common Stock with a par value $0.001 per share, of which at or just prior to the date of this Warrant 96,212,246 shares will be issued and outstanding on a fully-diluted basis after certain adjustments, and 50,000,000 shares of authorized Preferred Stock with a par value $0.001 per share, of which at the time of closing no shares of Parent Preferred Stock will be issued and outstanding, excluding 2,783,000 shares of Common Stock to be issued by the Corporation to purchase certain trademark rights to the name "Celsius"; and further excluding Common Stock to be issued for options assumed by the Corporation pursuant to the Merger Agreement and Plan of Reorganization dated as of January ____, 2007, among the Corporation, its wholly-owned subsidiary, Celsius, Inc. ("Sub"), Elite FX, Inc. ( "Elite"), and other parties named therein (the "Merger Agreement"). Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

  If the Corporation shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Corporation so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.
  If any capital reorganization, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with another corporation in which the Corporation is not the survivor, or sale, transfer or other disposition of all or substantially all of the Corporation's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

In case the Corporation shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) on evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock (as defined below), less the fair market value (as determined by the Corporation's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock. "Market Price" as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the price per share of the last sale of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on the Nasdaq National Market or Nasdaq SmallCap Market ("Nasdaq"), the issued prior to the date hereof or of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low sales price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; or (d) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq or the OTC Bulletin Board, the fair market value of one share of Common Stock as of the Valuation Date, which shall be determined in good faith by the Board of Directors of the Corporation and the Warrantholder. The Board of Directors of the Corporation shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the Market Value of a share of Common Stock as determined by the Board of Directors of the Corporation. In the event that the Board of Directors of the Corporation and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) hereof, the Corporation and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Corporation and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

  For the term of this Warrant, in addition to the provisions contained above, the Warrant Price shall be subject to adjustment as provided below. An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.
  In the event that, as a result of an adjustment made pursuant to Section 8(a), the holder of this Warrant shall become entitled to receive any shares of capital stock of the Corporation other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.
  Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Warrant Price in the case of the issuance of any of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation pursuant to an equity compensation program approved by the Board of Directors of the Corporation or the compensation committee of the Board of Directors of the Corporation, (B) sales of shares of Common

Stock upon the conversion or exercise of Options or Convertible Securities (C) capital stock issued in any public or private offering for cash at the Market Price (as defined above) or such other price as the Board of Directors shall determine in good faith or (D) capital stock issued as full or partial consideration for a merger or acquisition, or a strategic allegiance or alliance in which the Corporation with respect to such strategic allegiance or alliance issues shares of its equity securities having an aggregate Fair Market Value (as defined below) of less than $10 million, approved by the Board of Directors of the Corporation. The "Fair Market Value" of a security as of a particular date (the "Valuation Date") shall mean the following: (a) if the security is then listed on a national stock exchange, the closing sale price of one security on such exchange on the last trading day prior to the Valuation Date; (b) if the security is then quoted on NASDAQ, the closing sale price of one security on NASDAQ on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low sales price quoted on NASDAQ on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on NASDAQ and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock on the last trading day prior to the Valuation Date (or the nearest preceding date) on the OTC Bulletin Board; (d) if the security is not then listed on a national stock exchange or quoted on NASDAQ or on the OTC Bulletin Board, the fair market value of one security as of the Valuation Date, shall be determined in good faith by a nationally selected investment banking firm or other nationally recognized business appraiser selected by the Board of Directors of the Corporation. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Corporation. An "Excluded Issuance" shall mean each of items (A), (B) (C) and (D) above.

Section 9. Fractional Interest. The Corporation shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be delivered upon such exercise, the Corporation, in lieu of delivering such fractional share, shall pay to the exercising holder of this Warrant an amount in cash equal to the current Fair Market Value of such fractional share of Common Stock (rounded up to the nearest one cent).

Section 10. Extension of Expiration Date. If the Corporation fails to cause any Registration Statement covering Registrable Securities (capitalized terms used in this section are as defined in the Registration Rights Agreement dated ____________, 2007) (the "Registration Rights Agreement") to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in clause (B) or (C) of Section 2(c) of the Registration Rights Agreement occurs and the Blackout Period (whether alone, or in combination with any other Blackout Period) continues for more than 60 days in any 12 month period, or for more than a total of 90 days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 60-day or 90-day limits, as the case may be, that the Blackout Period continues.

Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Corporation and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Corporation and the Warrantholder.

Section 12. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Holladay Stock Transfer having an office at 2939 N 67th Place Suite C, Scottsdale, AZ 85251. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Corporation's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Corporation will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 13. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Share as provided in the Registration Rights Agreement, and any subsequent holder hereof may be entitled to such rights.

Section 14. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Corporation shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Corporation, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 15. Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Corporation shall be sufficiently given or made if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

Celsius Holdings, Inc.
140 NE 4th Avenue, Suite C
Delray Beach, FL 33483
Attention: Steve Haley
Fax No. (561) 276-2268

or such other address as the Corporation may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 15.

Any notice pursuant hereto to be given or made by the Corporation to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier services by overnight service, to the address set forth on the books of the Corporation or, as to each of the Corporation and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 15. All such notices, requests, demands, directions and other communications shall, when sent by courier be effective one (1) day after delivery to such courier as provided and addressed as aforesaid.

Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17. Governing Law. This Warrant and the validity and enforceability hereof shall be governed by and construed and interpreted in accordance with the laws of the state of New York without giving effect to conflict of laws rules or choice of laws rules thereof. All legal proceedings concerning the interpretations, enforcement and defense of terms of the Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Palm Beach County Florida (the "Florida Courts"). By accepting the Warrant, the Warrant Holder and any other holder shall be deemed to have irrevocably submitted to the exclusive jurisdiction of the Florida Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any term of the Warrant), and shall be deemed to have irrevocably waived, and agreed not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such Florida Courts are improper or inconvenient venue for such proceeding; provided, however, that, insofar as the Corporation is incorporated under the laws of the State of Nevada, the General Corporation Law of the State of Nevada (or any successor statute) shall govern those matters that apply to the internal governance of the Corporation.

Section 18. Amendments and Waivers. This Warrant may be amended only by a writing signed by the Corporation and the Warrantholder.

IN WITNESS WHEREOF, Celsius Holdings, Inc. has caused this Warrant to be duly executed, as of the day and year first above written.

CELSIUS HOLDINGS, INC.

By:

______________, President

SCHEDULE A
APPENDIX A
CELSIUS HOLDINGS, INC.
WARRANT EXERCISE FORM

To: Celsius Holdings, Inc.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

_________________________________________________________________
Name

_________________________________________________________________
Address

__________________________________________________________________
Address

__________________________________________________________________
Federal Tax ID or Social Security No.

and delivered by

___ certified mail to the above address, or

___ electronically (provide DWAC Instructions:_______________), or

___ other (specify: _______________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

By exercising the rights represented by this Warrant, the undersigned hereby certifies that, as of the date of exercise of this Warrant, the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the undersigned.

Dated: ___________________, ____
Signature:___________________________________
Note: The signature must correspond with the name of the registered holder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.	Name (please print):___________________________
Address___________________________________
__________________________________________
__________________________________________
Federal Identification or Social Security No.: ______________________

APPENDIX "B"
Net Issue Election Notice

To: Celsius Holdings, Inc.

Date:_________________________

The undersigned hereby elects under Section 18 of this Warrant to surrender the right to purchase ____________ shares of Common Stock pursuant to this Warrant and hereby requests the issuance of _____________ shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature:

___________________________________

By: _____________________

Title: _____________________

Address:          ________________________________

________________________________

________________________________

________________________________

Tel: ____________________________

Fax.: ___________________________

Registration Instructions:

___________________________________

Name for Registration

Address:          ____________________________

____________________________

____________________________

Tel: _________________________

Fax.: ________________________